As filed with the Securities and Exchange Commission on June 9, 2008.

File No. 333-91646

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Arcadis N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Nieuwe Stationsstraat 10

6811 KS Arnhem

The Netherlands

Tel +31 26 3778 911

(Address of Principal Executive Offices)  (Zip Code)

Arcadis N.V. 2005 Long-Term Incentive Plan

Arcadis G&M, Inc. 2002 Officer Stock Purchase Plan

Arcadis N. V. 2001 Long-Term Incentive Share Option Plan

Arcadis N.V. 2002 Employee Stock Purchase Plan

Heidemij N.V. 1996 Incentive Plan

Heidemij N.V. 1994 Incentive Plan

(Full title of the plans)

Anja M. Van Bergen-Van Kruijsbergen

Arcadis N.V.

Nieuwe Stationsstraat 10

6811 KS Arnhem

The Netherlands

 (Name and Address of Agent For Service)

Tel +31 26 3778 245

 (Telephone number, including area code, of agent for service)

Copies to:

Ashley E. Hufft, Esq.
Alston & Bird LLP
90 Park Avenue
New York, NY 10016-1387
(212) 210-9444

EXPLANATORY STATEMENT

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the registration statements on Form S-8 (File Nos. 333-136561, 333-104780, 333-99489, 333-91646, 333-6280 and 33-76328) (the “Registration Statements”) of Arcadis N.V. (the “Company”) filed with the Securities and Exchange Commission on August 11, 2006, April 22, 2003, September 6, 2002, June 28, 2002, January 10, 1997, and March 11, 1994, respectively, which registered shares of the Company’s common stock to be issued to participants under the following Company plans:

Arcadis N.V. 2005 Long-Term Incentive Plan

Arcadis G&M, Inc. 2002 Officer Stock Purchase Plan

Arcadis N. V. 2001 Long-Term Incentive Share Option Plan

Arcadis N.V. 2002 Employee Stock Purchase Plan

Heidemij N.V. 1996 Incentive Plan

Heidemij N.V. 1994 Incentive Plan

(collectively, the “Plans”).

On June 9, 2008, the Company will terminate the registration of its common stock under Section 12(g) of the Exchange Act, and its corresponding reporting obligations under the Exchange Act, by filing a Form 15-F with the Securities and Exchange Commission.  In accordance with an undertaking contained in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offerings, the Company hereby removes from registration all securities of the Company registered but unissued under the Registration Statements.

(Signatures on the following page)

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Arnhem, The Netherlands, on this 9th day of June, 2008.

ARCADIS N.V.

By	/s/ Harrie L.J. Noy
Harrie L.J. Noy
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Harrie L.J. Noy	Chairman of the Executive Board	June 9, 2008
Harrie L.J. Noy	and Chief Executive Officer
(Principal Executive Officer)

/s/ Ben A. van der Klift	Chief Financial Officer	June 9, 2008
Ben A. van der Klift, MSc RC	(Principal Financial and
Accounting Officer)

/s/ Rijnhard W.F. van Tets	Chairman, Supervisory Board	June 9, 2008
Rijnhard W.F. van Tets

/s/ J.C.M. Schönfeld	Member, Supervisory Board	June 9, 2008
J.C.M. Schönfeld

/s/ Carlos Espinosa de Los Monteros	Member, Supervisory Board	June 9, 2008
Carlos Espinosa de Los Monteros

/s/ George R. Nethercutt	Member, Supervisory Board	June 9, 2008
George R. Nethercutt

/s/ Jan Peelen	Member, Supervisory Board	June 9, 2008
Jan Peelen

/s/ Gerrit Ybema	Member, Supervisory Board	June 9, 2008
Gerrit Ybema

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